January 8, 1997

Russell K. Thal
26 Ridge Drive
Port Washington, NY
11050

Dear Mr. Thal:

Reference is made to that certain Employment Agreement dated as of December 1, 1993 between Compuflight, Inc. ("Compuflight") and Russell K. Thal ("Thal") (the "Employment Agreement") and the amendment thereto dated as of March 14, 1996 ("Amendment # 1").

Compuflight and Thal hereby agree that the provisions of Section 8 of the Employment Agreement, as modified by Amendment #1, dated March 14, 1996 and effective as of March 1, 1996, and specifically with regard to the date Compuflight was required to obtain an annuity, is null and void as of March 1, 1996 and has been replaced, effective as of January 1, 1997, with a new Paragraph 8 of the Employment Agreement as follows:

'8.      Retirement:

The Company agrees to acquire on or before March 1, 1997 an annuity and/or universal life insurance policy (the "Policy") taken out with an insurance company licensed to do business in the State of New York and having a BEST/MOODYS/STANDARD&POORS rating of not less than "A", which will provide for the following: (a) the Employee being the beneficiary thereof; (b) commencing one (1) month following the later of (i) the end of the Employment Period or
(ii) the cessation date of the Employee's employment with the Company, the payment to the Employee of sixty (60) equal monthly installments of Ten Thousand Dollars ($10,000.00) (such payments not to extend beyond the Employee's death, except that, if the cessation date of the Employee's employment with the Company is after March 31, 1999, and the Employee dies after March 31, 2004, the Employee shall be entitled to receive all sixty (60) monthly payments provided for hereunder); and, (c) a death benefit in the amount of Six Hundred Thousand Dollars ($600,000.00) covering the Employee's death through March 31, 2004, which amount shall decrease to the extent of any payments pursuant to (b) above. The Policy shall be paid for in equal monthly installments over the period ending March 31, 1999. Notwithstanding the foregoing, the Employee shall not be entitled to any of the payments set forth in (b) above if, prior to the end of the Employment Period, the Employee voluntarily terminates his employment with the Company. Notwithstanding the foregoing, in the event a "change in control" of Compuflight or "business combination" shall occur, such terms defined below, the annuity must be in place prior to the finalization of either of these occurrences.

As used in the Section 8, a "change in control" shall only be deemed to have occurred if any "person" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) hereafter becomes the "beneficial owner" (as such term is defined in Section 13d-3, promulgated under the 1934 Act) of securities of the Company representing more than fifty percent (50%) of the Company's then outstanding securities having the right to vote on the election of directors (calculated in accordance with the provisions of Rule 13d-3) ("Voting Securities"), except that changes in direct or indirect ownership of Company securities resulting from or relating to the following shall not be considered to or result in a "change in control":

     (i) transfers by Ray English and Associates ("RE&A") or Dorothy A. English (collectively, the "Beneficial Owners") to Dorothy A. English, as Voting Trustee under that certain Voting Trust Agreement dated July 15, 1995 (the "Voting Trustee"), or from the Voting Trustee to either or both of the Beneficial Owners;

     (ii) transfers by the Voting Trustee to any successor voting trustee; or

     (iii) transfers by RE&A to any "affiliate" thereof (as such term is defined in Rule 405, promulgated under the Securities Act of 1933, as amended).

As used in this Section 8, the term "business combination" shall mean any sale by the Company of all or substantially all of its assets or any merger or consolidation to which the Company is a party (other than one consummated for the purpose of changing the Company's domicile or one of the following stockholders of the Company retain or obtain at least fifty percent (50%) of the Voting Securities of the surviving or consolidated entity or the parent thereof).

Except as amended hereby, the provisions of the Employment Agreement, as amended by Amendment # 1, shall continue in full force and effect in accordance with its terms.

This agreement shall be binding upon and shall inure to the benefit of the successors, assigns and legal representatives of Compuflight and Thal.

The Employment Agreement and Amendment # 1, as amended hereby, may be amended only by a writing executed by Compuflight and Thal.

If the foregoing is acceptable, please indicate your agreement thereto by signing in the space provided below and returning and executed copy to the undersigned.

                                                      Yours very truly
                                                      Compuflight, Inc.

                                                      /s/ Duncan Macdonald
                                                      --------------------
Agreed to:
Russell K. Thal

/s/ Russell K. Thal
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